Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Chembio Diagnostics, Inc. (the “Company”) for the year ended December 31, 2019, each of the undersigned Gail S. Page, the President & Interim Chief Executive Officer of the Company, and Neil A. Goldman, the Executive Vice President & Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds’ knowledge and belief:

(1)	This Form 10-K for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in this Form 10-K for the year ended December 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the periods presented therein.

Dated: March 13, 2020	/s/ Gail S. Page
Gail S. Page
President & Interim Chief Executive Officer

Dated: March 13, 2020	/s/ Neil A. Goldman
Neil A. Goldman
Executive Vice President & Chief Financial Officer